UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2022

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2022, Robert D. Graham, vice chairman of the board of the registrant, provided notice to the registrant of his retirement, effective as of December 31, 2022, as a director and vice chairman of the board of the registrant. In connection with his retirement as a director and officer of the registrant, Mr. Graham also provided notice to the registrant’s affiliates Valhi, Inc. (“Valhi”), NL Industries, Inc. (“NL”) and CompX International Inc. (“CompX”) that he will retire as an officer and director of those companies as of December 31, 2022. Following such retirements, Mr. Graham will continue to be employed by Contran Corporation (“Contran”), the privately-held parent corporation of the registrant.

Following such retirement notice of Mr. Graham, the registrant’s board of directors took action to elect Michael S. Simmons as a director and vice chairman of the board of the registrant, effective as of January 1, 2023.

Mr. Simmons, age 51, has served as executive vice president, finance of the registrant since June 2022. He previously served as the registrant’s senior vice president, finance from 2021 to June 2022 and as its vice president, finance from 2019 to 2021. He also currently serves as a director and president of Valhi, as a director and executive vice president of CompX, as executive vice president of NL, and as senior vice president, finance of Contran. Beginning January 1, 2023, he will serve as a director, vice chairman of the board, president and chief executive officer of Valhi; as a director and vice chairman of the board of the registrant, NL and CompX; and as a director, president and chief executive officer of Contran. Mr. Simmons has served in accounting and financial positions (including officer positions) with various companies related to the registrant and Contran since 2018. From 1994 to 2018, Mr. Simmons was employed by PwC, most recently as a managing director.

Mr. Simmons is an employee of Contran and provides his services to the registrant under an intercorporate services agreement between the registrant and Contran. For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2022 proxy statement, which description is incorporated herein by reference. In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2022 proxy statement, which discussion is also incorporated herein by reference.

In addition, in an unrelated matter, on December 13, 2022, R. Colin Gouveia resigned as a member of the board of directors of the registrant. Mr. Gouveia’s resignation did not result from any disagreement with the registrant and was related to his election as a director and president and chief executive officer of Rogers Corporation, a publicly traded manufacturer of engineered materials, effective January 1, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: December 16, 2022	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer